EXHIBIT 99.1
January 28, 2026
NEWS FOR IMMEDIATE RELEASE
CONTACT: ERIC J. DOSCH, CFO
985.375.0308

First Guaranty Bancshares, Inc. Announces Fourth Quarter and Fiscal Year 2025 Results

Hammond, Louisiana, January 28, 2026 – First Guaranty Bancshares, Inc. ("First Guaranty") (NASDAQ: FGBI), the holding company for First Guaranty Bank, announced its unaudited financial results for the quarter and year ending December 31, 2025.

Financial Highlights for the fourth quarter and year ending December 31, 2025, are as follows:

•Net income for the fourth quarter of 2025 and 2024 was $2.5 million and $1.0 million, respectively, an increase of $1.5 million. Net (loss) income for the years ended December 31, 2025 and 2024 was $(56.0) million and $12.4 million, respectively, a decrease of $68.5 million.

•CEO Michael R. Mineer stated the following: "First Guaranty made strong progress in the fourth quarter of 2025. We reduced nonperforming assets by $31.7 million. We further reduced nonperforming assets in early January 2026 with the sale of a $7.0 million OREO property. First Guaranty generated positive earnings to our common shareholders of $1.9 million. We improved our risk weighted capital ratio 114 bps to 13.48% at December 31, 2025 from 12.34% at September 30, 2025. We charged off $43.4 million against the commercial leases to an auto parts manufacturer. First Guaranty’s remaining exposure is $5.7 million and this lease is classified as nonaccrual. First Guaranty successfully sold a nonaccrual apartment loan for $15.5 million. We foreclosed upon and transferred to OREO an independent living center in the amount of $23.3 million as of December 31, 2025. Additional details on the nonperforming assets are included in the tables associated with our press release. We continue to move forward with our business strategy to reduce balance sheet risk, improve earnings, and grow capital.”

•Total assets increased $105.6 million and were $4.1 billion at December 31, 2025 compared to $4.0 billion at December 31, 2024. Total loans at December 31, 2025 were $2.1 billion, a decrease of $624.0 million, or 23.2%, compared with December 31, 2024. Total deposits were $3.6 billion at December 31, 2025, an increase of $156.6 million, or 4.5%, compared with December 31, 2024. Retained earnings were $14.1 million at December 31, 2025, a decrease of $58.9 million compared to $73.0 million at December 31, 2024. Shareholders' equity was $226.2 million and $255.0 million at December 31, 2025 and December 31, 2024, respectively.

•Earnings per common share were $0.12 and $0.03 for the fourth quarter of 2025 and 2024, respectively, and $(4.17) and $0.81 for the years ended December 31, 2025 and 2024, respectively. Total weighted average shares outstanding were 15,357,735 and 12,504,717 for the fourth quarter of 2025 and 2024, respectively, and 13,985,460 and 12,501,035 for the years ended December 31, 2025 and 2024, respectively.

•The allowance for credit losses was 1.97% of total loans at December 31, 2025 compared to 1.29% at December 31, 2024.

•Net interest income for the fourth quarter of 2025 was $20.2 million compared to $22.6 million for the same period in 2024. Net interest income for the year ended December 31, 2025 was $86.9 million compared to $88.4 million for the year ended December 31, 2024.

•The provision for credit losses for the fourth quarter of 2025 was $2.6 million compared to $6.0 million for the same period in 2024. The provision for credit losses for the year ended December 31, 2025 was $81.7 million compared to $20.0 million for the year ended December 31, 2024.

•Charge-offs were $47.8 million for the fourth quarter of 2025 and $4.9 million for the same period in 2024. Recoveries totaled $0.9 million during each of the years ended December 31, 2025 and 2024.

•Net gains on the sale of loans for the year ended December 31, 2025 was $0 compared to $1.5 million for the year ended December 31, 2024.

•First Guaranty had $35.1 million of other real estate owned as of December 31, 2025 compared to $0.3 million at December 31, 2024. The largest component of OREO consists of a $23.3 million property that was foreclosed upon in the fourth quarter of 2025. As part of the foreclosure, the bank purchased the first mortgage from a senior lender, which resulted in a net book balance of $23.3 million. First Guaranty subsequently sold a $7.0 million OREO property in January 2026.

•The net interest margin for the three months ended December 31, 2025 was 2.08% which was a decrease of 24 basis points from the net interest margin of 2.32% for the same period in 2024. The net interest margin for the year ended December 31, 2025 was 2.28% which was a decrease of 19 basis points from the net interest margin of 2.47% for the year ended December 31, 2024. Loans as a percentage of average interest earning assets decreased to 63.0% at December 31, 2025 compared to 77.4% at December 31, 2024.

•Investment securities totaled $999.3 million at December 31, 2025, an increase of $396.5 million when compared to $602.7 million at December 31, 2024. At December 31, 2025, available for sale securities, at fair value, totaled $676.6 million, an increase of $395.5 million when compared to $281.1 million at December 31, 2024. The increase in available for sale securities was primarily due to purchases of mortgage-backed securities. At December 31, 2025, held to maturity securities ("HTM"), at amortized cost and net of the allowance for credit losses, totaled $322.7 million, an increase of $1.1 million when compared to $321.6 million at December 31, 2024. The allowance for credit losses for HTM securities was $0.2 million at December 31, 2025 and December 31, 2024.

•Total loans net of unearned income were $2.1 billion at December 31, 2025, a net decrease of $624.0 million from December 31, 2024. Total loans net of unearned income are reduced by the allowance for credit losses which totaled $40.8 million at December 31, 2025 and $34.8 million at December 31, 2024, respectively.

•Nonaccrual loans decreased $48.9 million to $59.6 million at December 31, 2025 compared to $108.5 million at December 31, 2024.

•At December 31, 2025, the largest 10 nonperforming loan relationships comprise 74% of total nonperforming assets. Additional details on the nonperforming relationships are as follows:
1.A $23.3 million loan relationship secured by an independent living center located in Louisiana; the loan was transferred to other real estate owned in the fourth quarter of 2025.
2.A $14.9 million loan relationship secured by an assisted living center located in Louisiana; the loan was placed on nonaccrual in the second quarter of 2025. Payments received on the loan in the fourth quarter of 2025 reduced the balance by $0.2 million.
3.A $8.8 million loan relationship secured by an assisted living center located in Texas; the loan was placed on nonaccrual in the third quarter of 2025.
4.A $7.0 million loan relationship secured by land located in Texas; the loan was transferred to other real estate owned in the second quarter of 2025. The property was charged off $0.4 million in the fourth quarter of 2025 and subsequently sold in January 2026.
5.A $5.7 million commercial lease loan for an automotive parts wholesaler; the loan was placed on nonaccrual and charged down $26.2 million in the fourth quarter of 2025.
6.A $5.2 million loan relationship was placed on nonaccrual during the second quarter of 2025. The loan is secured by multifamily apartment complexes located in Louisiana.
7.A $1.4 million guaranteed loan secured by livestock and farmland located in Louisiana; the loan was placed in nonaccrual in the fourth quarter of 2024.
8.A $1.3 million loan secured by commercial real estate in Texas; the loan was placed on nonaccrual during the third quarter of 2024.
9.A $1.3 million loan secured by retail real estate in Kentucky; the loan was placed on nonaccrual during the fourth quarter of 2025.
10.A $1.2 million loan secured by multiple office buildings located in West Virginia; the loan was placed on nonaccrual during the second quarter of 2025.

•First Guaranty charged off $47.8 million in loan balances during the fourth quarter of 2025. The details of the charged-off loans were as follows:
1.First Guaranty charged off $0.3 million in consumer loans during the fourth quarter of 2025. The consumer loan charge offs included $0.1 million in credit card loans, $0.1 million of loans secured by automobiles or equipment, and $0.1 million in unsecured loans.
2.First Guaranty charged off $0.2 million on a multifamily loan during the fourth quarter of 2025. This relationship had no remaining principal balance as of December 31, 2025.
3.First Guaranty charged off $3.3 million on a non-farm non-residential loan during the fourth quarter of 2025. This relationship was moved into OREO in the fourth quarter.
4.First Guaranty charged off $43.4 million against the commercial lease loans to an auto parts manufacturer during the fourth quarter of 2025. This relationship had a remaining principal balance of $5.7 million as of December 31, 2025.
5.Smaller loans and overdrawn deposit accounts comprised the remaining $0.6 million of charge-offs for the fourth quarter of 2025.

•Substandard loan relationships totaled $347.6 million as of December 31, 2025.

•Special mention loan relationships totaled $329.4 million as of December 31, 2025.

•Noninterest expense totaled $16.8 million for the fourth quarter of 2025, $30.2 million for the third quarter of 2025 (including $12.9 million of goodwill impairment), $17.3 million for the second quarter of 2025, and $18.0 million for the first quarter of 2025. Key items for the fourth quarter of 2025 are listed below:
1.OREO expense of $0.8 million associated with property taxes and fair value writedowns.
2.Personnel expense was approximately $0.4 million lower from reduced annual bonuses.

•Return on average assets for the three months ended December 31, 2025 and 2024 was 0.25% and 0.10%, respectively. Return on average assets for the years ended December 31, 2025 and 2024 was (1.43)% and 0.34%, respectively. Return on average common equity for the three months ended December 31, 2025 and 2024 was 3.92% and 0.76%, respectively. Return on average common equity for the years ended December 31, 2025 and 2024 was (27.05)% and 4.58% respectively. Return on average assets is calculated by dividing annualized net income by average assets. Return on average common equity is calculated by dividing annualized net income by average common equity.

•Book value per common share was $12.23 as of December 31, 2025 compared to $17.75 as of December 31, 2024. Tangible book value per common share was $12.08 as of December 31, 2025 compared to $16.48 as of December 31, 2024.

•First Guaranty's Board of Directors declared cash dividends of $0.01 per common share in the fourth quarter of 2025 and 2024. First Guaranty has paid 130 consecutive quarterly dividends as of December 31, 2025.

•First Guaranty paid preferred stock dividends of $2.3 million during the years ended December 31, 2025 and 2024.

About First Guaranty

First Guaranty Bancshares, Inc. is the holding company for First Guaranty Bank, a Louisiana state-chartered bank. Founded in 1934, First Guaranty Bank offers a wide range of financial services and focuses on building client relationships and providing exceptional customer service. First Guaranty Bank currently operates thirty-one locations throughout Louisiana, Texas, Kentucky and West Virginia. First Guaranty’s common stock trades on the NASDAQ under the symbol FGBI. For more information, visit www.fgb.net.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended with respect to the financial condition, liquidity, results of operations, and future performance of the business of First Guaranty Bancshares, Inc. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. Forward-looking statements include statements with respect to beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond our control). Forward-looking statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “forecasts,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would” and “could.” We caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. These forward-looking statements are subject to a number of factors and uncertainties, including, without limitation, the “Risk Factors” referenced in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and other risks and uncertainties listed from time to time in our reports and documents filed with the Securities and Exchange Commission. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

No Offer or Solicitation

This release does not constitute or form part of any offer to sell, or a solicitation of an offer to purchase, any securities of First Guaranty. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands, except share data)	December 31, 2025	December 31, 2024
Assets
Cash and cash equivalents:
Cash and due from banks	$845,150	$563,778
Federal funds sold	551	430
Cash and cash equivalents	845,701	564,208

Interest-earning time deposits with banks	250	250

Investment securities:
Available for sale, at fair value (cost of $674,139 and $284,321, respectively)	676,592	281,097
Held to maturity, at cost and net of allowance for credit losses of $150 (estimated fair value of $268,094 and $251,458 respectively)	322,675	321,622
Investment securities	999,267	602,719

Federal Home Loan Bank stock, at cost	10,206	9,706
Loans held for sale	—	—

Loans, net of unearned income	2,069,802	2,693,780
Less: allowance for credit losses	40,755	34,811
Net loans	2,029,047	2,658,969

Premises and equipment, net	59,585	67,789
Goodwill	—	12,900
Intangible assets, net	2,638	3,474
Other real estate, net	35,084	319
Accrued interest receivable	12,455	14,850
Other assets	84,088	37,544
Total Assets	$4,078,321	$3,972,728

Liabilities and Shareholders' Equity
Deposits:
Noninterest-bearing demand	$414,604	$404,056
Interest-bearing demand	1,165,061	1,387,068
Savings	213,936	234,444
Time	1,839,276	1,450,692
Total deposits	3,632,877	3,476,260

Short-term advances from Federal Home Loan Bank	—	—
Short-term borrowings	—	—
Repurchase agreements	7,119	7,009
Accrued interest payable	17,637	20,437
Long-term advances from Federal Home Loan Bank	135,000	135,000
Senior long-term debt	14,203	15,169
Junior subordinated debentures	29,805	44,745
Other liabilities	15,462	19,059
Total Liabilities	3,852,103	3,717,679

Shareholders' Equity
Preferred stock, Series A - $1,000 par value - 100,000 shares authorized
Non-cumulative perpetual; 34,500 issued and outstanding	33,058	33,058
Common stock, $1 par value - 100,600,000 shares authorized; 15,793,433 and 12,504,717 shares issued and outstanding	15,793	12,505
Surplus	170,621	149,389
Retained earnings	14,055	72,965
Accumulated other comprehensive (loss) income	(7,309)	(12,868)
Total Shareholders' Equity	226,218	255,049
Total Liabilities and Shareholders' Equity	$4,078,321	$3,972,728
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	Three Months Ended December 31,		Years Ended December 31,
(in thousands, except share data)	2025	2024	2025	2024
Interest Income:
Loans (including fees)	$35,300	$46,101	$158,607	$190,382
Deposits with other banks	8,356	5,652	29,643	17,399
Securities (including FHLB stock)	7,339	5,967	25,029	13,925
Total Interest Income	50,995	57,720	213,279	221,706

Interest Expense:
Demand deposits	11,493	14,339	49,590	65,331
Savings deposits	973	1,245	4,629	5,173
Time deposits	15,682	16,517	61,287	49,166
Borrowings	2,606	3,042	10,831	13,598
Total Interest Expense	30,754	35,143	126,337	133,268

Net Interest Income	20,241	22,577	86,942	88,438
Less: Provision for credit losses	2,638	6,021	81,729	20,034
Net Interest Income after Provision for Credit Losses	17,603	16,556	5,213	68,404

Noninterest Income:
Service charges, commissions and fees	772	846	3,287	3,189
ATM and debit card fees	695	780	2,961	3,132
Net gains on securities	—	—	—	—
Net gains on sale of loans	—	—	—	1,481
Net (losses) gains on sale of assets	(162)	62	(524)	13,306
Other	801	812	2,752	3,631
Total Noninterest Income	2,106	2,500	8,476	24,739

Total Business Revenue, Net of Provision for Credit Losses	19,709	19,056	13,689	93,143

Noninterest Expense:
Salaries and employee benefits	6,721	7,866	30,470	38,304
Occupancy and equipment expense	2,432	2,831	10,282	10,187
Goodwill impairment	—	—	12,900	—
Other	7,637	7,191	28,597	28,646
Total Noninterest Expense	16,790	17,888	82,249	77,137

(Loss) Income Before Income Taxes	2,919	1,168	(68,560)	16,006
Less: (Benefit) Provision for income taxes	469	158	(12,538)	3,558
Net (Loss) Income	2,450	1,010	(56,022)	12,448
Less: Preferred stock dividends	582	582	2,328	2,329
Net (Loss) Income Available to Common Shareholders	$1,868	$428	$(58,350)	$10,119

Per Common Share:
Earnings	$0.12	$0.03	$(4.17)	$0.81
Cash dividends paid	$0.01	$0.01	$0.04	$0.41

Weighted Average Common Shares Outstanding	15,357,735	12,504,717	13,985,460	12,501,035
See Notes to Consolidated Financial Statements

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Three Months Ended December 31, 2025			Three Months Ended December 31, 2024
(in thousands except for %)	Average Balance	Interest	Yield/Rate (5)	Average Balance	Interest	Yield/Rate (5)
Assets
Interest-earning assets:
Interest-earning deposits with banks	$847,431	$8,356	3.91%	$455,769	$5,652	4.93%
Securities (including FHLB stock)	811,973	7,339	3.59%	689,040	5,967	3.45%
Federal funds sold	553	—	—%	2,326	—	—%
Loans held for sale	—	—	—%	—	—	—%
Loans, net of unearned income (6)	2,200,374	35,300	6.36%	2,728,126	46,101	6.72%
Total interest-earning assets	3,860,331	$50,995	5.24%	3,875,261	$57,720	5.93%

Noninterest-earning assets:
Cash and due from banks	22,632			21,236
Premises and equipment, net	59,703			68,348
Other assets	(8,945)			30,414
Total Assets	$3,933,721			$3,995,259

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,343,643	$11,493	3.39%	$1,440,298	$14,339	3.96%
Savings deposits	213,970	973	1.80%	232,269	1,245	2.13%
Time deposits	1,518,853	15,682	4.10%	1,415,224	16,517	4.64%
Borrowings	186,112	2,606	5.56%	202,901	3,042	5.96%
Total interest-bearing liabilities	3,262,578	$30,754	3.74%	3,290,692	$35,143	4.25%

Noninterest-bearing liabilities:
Demand deposits	411,140			410,083
Other	37,877			38,767
Total Liabilities	3,711,595			3,739,542

Shareholders' equity	222,126			255,717
Total Liabilities and Shareholders' Equity	$3,933,721			$3,995,259
Net interest income		$20,241			$22,577

Net interest rate spread (1)			1.50%			1.68%
Net interest-earning assets (2)	$597,753			$584,569
Net interest margin (3), (4)			2.08%			2.32%

Average interest-earning assets to interest-bearing liabilities			118.32%			117.76%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.09% and 2.32% for the above periods ended December 31, 2025 and 2024 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2025 and 2024 respectively.
(5)Annualized.
(6)Includes loan fees of $1.1 million and $1.5 million for the three months ended December 31, 2025 and 2024 respectively.

FIRST GUARANTY BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)

	Year Ended December 31, 2025			Year Ended December 31, 2024
(in thousands except for %)	Average Balance	Interest	Yield/Rate	Average Balance	Interest	Yield/Rate
Assets
Interest-earning assets:
Interest-earning deposits with banks	$693,003	$29,643	4.28%	$338,743	$17,399	5.14%
Securities (including FHLB stock)	716,204	25,029	3.49%	469,679	13,925	2.96%
Federal funds sold	539	—	—%	1,378	—	—%
Loans held for sale	846	—	—%	—	—	—%
Loans, net of unearned income (6)	2,406,623	158,607	6.59%	2,776,990	190,382	6.86%
Total interest-earning assets	3,817,215	$213,279	5.59%	3,586,790	$221,706	6.18%

Noninterest-earning assets:
Cash and due from banks	21,180			19,891
Premises and equipment, net	64,444			69,548
Other assets	15,951			30,785
Total Assets	$3,918,790			$3,707,014

Liabilities and Shareholders' Equity
Interest-bearing liabilities:
Demand deposits	$1,371,004	$49,590	3.62%	$1,499,959	$65,331	4.36%
Savings deposits	226,862	4,629	2.04%	230,393	5,173	2.25%
Time deposits	1,432,478	61,287	4.28%	1,048,118	49,166	4.69%
Borrowings	193,707	10,831	5.59%	235,542	13,598	5.77%
Total interest-bearing liabilities	3,224,051	$126,337	3.92%	3,014,012	$133,268	4.42%

Noninterest-bearing liabilities:
Demand deposits	406,279			414,804
Other	39,694			24,084
Total Liabilities	3,670,024			3,452,900

Shareholders' equity	248,766			254,114
Total Liabilities and Shareholders' Equity	$3,918,790			$3,707,014
Net interest income		$86,942			$88,438

Net interest rate spread (1)			1.67%			1.76%
Net interest-earning assets (2)	$593,164			$572,778
Net interest margin (3), (4)			2.28%			2.47%

Average interest-earning assets to interest-bearing liabilities			118.40%			119.00%
(1)Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)Net interest margin represents net interest income divided by average total interest-earning assets.
(4)The tax adjusted net interest margin was 2.28% and 2.47% for the above periods ended December 31, 2025 and 2024 respectively. A 21% tax rate was used to calculate the effect on securities income from tax exempt securities for the above periods ended December 31, 2025 and 2024 respectively.
(5)Includes loan fees of $4.9 million and $7.1 million for the years ended December 31, 2025 and 2024 respectively.

The following table summarizes the components of First Guaranty's loan portfolio as of December 31, 2025, September 30, 2025, June 30, 2025, and March 31, 2025:

	December 31, 2025		September 30, 2025		June 30, 2025		March 31, 2025
(in thousands except for %)	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category	Balance	As % of Category
Real Estate:
Construction & land development	$149,493	7.2%	$231,156	10.1%	$268,828	11.1%	$288,291	11.4%
Farmland	32,160	1.5%	31,685	1.4%	32,267	1.3%	29,961	1.2%
1- 4 Family	428,773	20.7%	441,017	19.3%	440,465	18.2%	444,373	17.6%
Multifamily	144,235	6.9%	137,582	6.0%	144,864	6.0%	144,518	5.7%
Non-farm non-residential	948,536	45.7%	1,003,198	43.9%	1,052,503	43.5%	1,117,174	44.4%
Total Real Estate	1,703,197	82.0%	1,844,638	80.7%	1,938,927	80.1%	2,024,317	80.3%
Non-Real Estate:
Agricultural	35,244	1.7%	44,737	2.0%	42,831	1.8%	37,599	1.5%
Commercial and industrial(1)	228,738	11.0%	227,077	9.9%	238,144	9.9%	234,511	9.3%
Commercial leases	75,617	3.7%	134,958	5.9%	159,209	6.6%	183,993	7.3%
Consumer and other	33,023	1.6%	34,763	1.5%	38,240	1.6%	39,773	1.6%
Total Non-Real Estate	372,622	18.0%	441,535	19.3%	478,424	19.9%	495,876	19.7%
Total loans before unearned income	2,075,819	100.0%	2,286,173	100.0%	2,417,351	100.0%	2,520,193	100.0%
Unearned income	(6,017)		(6,432)		(6,846)		(7,405)
Total loans net of unearned income	$2,069,802		$2,279,741		$2,410,505		$2,512,788

The table below sets forth the amounts and categories of our nonperforming assets at the dates indicated

(in thousands)	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025
Nonaccrual loans:
Real Estate:
Construction and land development	$9,281	$8,707	$1,766	$11,502
Farmland	2,671	2,777	1,785	2,177
1- 4 family	9,768	10,536	11,866	10,582
Multifamily	2,278	23,998	34,668	26,533
Non-farm non-residential	24,347	42,532	59,668	72,949
Total Real Estate	48,345	88,550	109,753	123,743
Non-Real Estate:
Agricultural	2,172	1,886	1,782	1,798
Commercial and industrial	2,266	5,339	5,567	6,152
Commercial leases	6,640	18,358	1,961	1,533
Consumer and other	158	132	116	167
Total Non-Real Estate	11,236	25,715	9,426	9,650
Total nonaccrual loans	59,581	114,265	119,179	133,393

Loans 90 days and greater delinquent & accruing:
Real Estate:
Construction and land development	—	—	—	—
Farmland	—	—	—	—
1- 4 family	763	—	—	—
Multifamily	—	—	—	—
Non-farm non-residential	33	—	284	387
Total Real Estate	796	—	284	387
Non-Real Estate:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total loans 90 days and greater delinquent & accruing	796	—	284	387

Total nonperforming loans	60,377	114,265	119,463	133,780

Real Estate Owned:
Real Estate Loans:
Construction and land development	8,161	8,545	7,384	—
Farmland	—	—	—	—
1- 4 family	351	234	192	62
Multifamily	—	—	—	—
Non-farm non-residential	26,572	3,271	81	90
Total Real Estate	35,084	12,050	7,657	152
Non-Real Estate Loans:
Agricultural	—	—	—	—
Commercial and industrial	—	—	—	—
Commercial leases	—	—	—	—
Consumer and other	—	—	—	—
Total Non-Real Estate	—	—	—	—
Total Real Estate Owned	35,084	12,050	7,657	152

Total nonperforming assets	$95,461	$126,315	$127,120	$133,932

Nonperforming assets to total loans	4.61%	5.54%	5.27%	5.33%
Nonperforming assets to total assets	2.34%	3.33%	3.20%	3.50%
Nonperforming loans to total loans	2.92%	5.01%	4.96%	5.32%
Nonaccrual loans to total loans	2.88%	5.01%	4.94%	5.31%
Allowance for credit losses to nonaccrual loans	68.40%	75.01%	49.40%	32.25%
Net loan charge-offs to average loans	3.17%	1.55%	0.60%	1.03%

The table below lists the Top 10 Nonperforming Assets at December 31, 2025.

Top 10 Nonperforming Assets

		Current Balance	Allocated Reserve	Origination Year	Location
	Asset Description
1	Independent Living Center	$23,301	$—	2021	Louisiana
2	Assisted Living Center	14,910	$—	2019	Louisiana
3	Assisted Living Center	8,846	—	2023	Texas
4	Land Development OREO*	7,000	—	2022	Texas
5	Commercial Lease	5,711	—	2024	Multistate
6	Apartment Complex	5,244	857	2023	Louisiana
7	Farmland	1,450	—	2020	Louisiana
8	Commercial Real Estate	1,308	28	2017	Texas
9	Commercial Building	1,281	1,227	2020	Kentucky
10	Commercial Building	1,217	21	2023	West Virginia
		$70,268	$2,133

The table below provides a status update as of December 31, 2025 on the previously reported Top 10 Nonperforming Assets in third quarter 2025.

Top 10 Nonperforming Assets

		September 30, 2025			December 31, 2025
		Current Balance	Allocated Reserve	Location	Status
	Asset Description
1	Independent Living Center	$18,070	$10,460	Louisiana	OREO
2	Commercial Lease	17,187	17,187	Kansas	Charged off to zero
3	Apartment Complex	15,390	—	Texas	Sold
4	Assisted Living Center	15,121	—	Louisiana	Remains Nonaccrual
5	Assisted Living Center	8,252	—	Texas	Remains Nonaccrual
6	Land Development OREO*	7,384	—	Texas	Reduced to $7.0 million
7	Apartment Complex	6,502	148	Texas	Upgraded Accrual Status
8	Apartment Complex	5,244	857	Louisiana	Remains Nonaccrual
9	Retail Location	2,150	—	Florida	Upgraded Accrual Status
10	Convenience Store	1,640	—	Texas	Upgraded Accrual Status
		$96,940	$28,652

*Property was sold as of January 2026.

Top 10 Substandard Relationships

		Current Balance	Allocated Reserve	Origination Year(s)	Location
	Relationship Description
1	Medical Facilities	$46,319	$—	2008-2022	Louisiana
2	Construction Business	41,380	—	2022-2024	Louisiana & Texas
3	Owner Occupied Office Building	33,553	—	2020-2023	Utah
4	Medical Facilities	23,538	—	2020-2021	Arkansas
5	Food Processor	16,081	—	2020-2024	Ohio
6	Land Development	15,384	—	2023	Texas
7	Assisted Living Facilities	14,909	—	2019-2022	Louisiana & Texas
8	Commercial Retail Shopping Center	13,596	—	2020	Oklahoma
9	Auctioneering Business & Commercial Real Estate	12,220	—	2017-2023	Louisiana & Mississippi
10	Oil & Gas Support	11,544	—	2015-2024	Louisiana
		$228,524	$—

Top 10 Special Mention Relationships

		Current Balance	Allocated Reserve	Origination Year(s)	Location
	Relationship Description
1	Apartment Complex	$40,405	$—	2021	Louisiana
2	Apartment Complex & Hotel Property	37,564	—	2023	Florida
3	Manufacturing Company	34,005	—	2015-2024	Louisiana
4	Assisted Living Facility	33,467	—	2022	Alabama
5	Hotel Properties	20,484	—	2022	Texas
6	Owner Occupied Commercial Real Estate	20,217	—	2020	Louisiana
7	Assisted Living Facility	16,682	—	2017	Louisiana
8	Multipurpose Commercial Real Estate Building	16,574	—	2023	Louisiana
9	Warehouse Facility	15,919	—	2024	Louisiana
10	Hotel Properties	11,843	—	2022-2023	Texas
		$247,160	$—

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended December 31,		Years Ended December 31,
(in thousands)	2025	2024	2025	2024
Other noninterest expense:
Legal and professional fees	$665	$1,363	$3,412	$4,465
Data processing	331	358	1,353	1,555
ATM fees	432	431	1,674	1,668
Marketing and public relations	174	241	729	1,240
Taxes - sales, capital, and franchise	237	347	1,822	2,237
Operating supplies	48	90	200	336
Software expense and amortization	1,289	1,270	4,904	5,093
Travel and lodging	133	86	419	685
Telephone	91	46	374	424
Amortization of core deposit intangibles	174	174	696	696
Donations	33	26	224	267
Net costs from other real estate and repossessions	815	294	902	827
Regulatory assessment	1,778	1,583	6,708	4,688
Other	1,437	882	5,180	4,465
Total other noninterest expense	$7,637	$7,191	$28,597	$28,646

The following table presents, for the periods indicated, the major categories of other noninterest expense:

	Three Months Ended December 31,	Three Months Ended September 30,	Three Months Ended June 30,	Three Months Ended March 31,
(in thousands)	2025	2025	2025	2025
Other noninterest expense:
Legal and professional fees	$665	$988	$671	$1,088
Data processing	331	336	349	337
ATM fees	432	390	502	350
Marketing and public relations	174	151	163	241
Taxes - sales, capital, and franchise	237	542	543	500
Operating supplies	48	66	49	37
Software expense and amortization	1,289	1,211	1,188	1,216
Travel and lodging	133	88	126	72
Telephone	91	88	104	91
Amortization of core deposit intangibles	174	174	174	174
Donations	33	51	82	58
Net costs from other real estate and repossessions	815	13	24	50
Regulatory assessment	1,778	1,777	1,609	1,544
Other	1,437	1,330	1,235	1,178
Total other noninterest expense	$7,637	$7,205	$6,819	$6,936

Non-GAAP Financial Measures

Our accounting and reporting policies conform to accounting principles generally accepted in the United States, or GAAP, and the prevailing practices in the banking industry. However, we also evaluate our performance based on certain additional metrics. Tangible book value per share and the ratio of tangible equity to tangible assets are not financial measures recognized under GAAP and, therefore, are considered non-GAAP financial measures.

Our management, banking regulators, many financial analysts and other investors use these non-GAAP financial measures to compare the capital adequacy of banking organizations with significant amounts of preferred equity and/or goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions. Tangible equity, tangible assets, tangible book value per share or related measures should not be considered in isolation or as a substitute for total shareholders' equity, total assets, book value per share or any other measure calculated in accordance with GAAP. Moreover, the manner in which we calculate tangible equity, tangible assets, tangible book value per share and any other related measures may differ from that of other companies reporting measures with similar names.

The following table reconciles, as of the dates set forth below, shareholders' equity (on a GAAP basis) to tangible equity and total assets (on a GAAP basis) to tangible assets and calculates our tangible book value per share.

	At December 31,
(in thousands except for share data and %)	2025	2024	2023	2022	2021
Tangible Common Equity
Total shareholders' equity	$226,218	$255,049	$249,631	$234,991	$223,889
Adjustments:
Preferred	33,058	33,058	33,058	33,058	33,058
Goodwill	—	12,900	12,900	12,900	12,900
Acquisition intangibles	2,266	2,962	3,658	4,355	5,051
Other intangibles	100	100	100	—	—
Tangible common equity	$190,794	$206,029	$199,915	$184,678	$172,880
Common shares outstanding	15,793,433	12,504,717	12,475,424	10,716,796	10,716,796
Book value per common share	$12.23	$17.75	$17.36	$18.84	$17.81
Tangible book value per common share	$12.08	$16.48	$16.03	$17.23	$16.13
Tangible Assets
Total Assets	$4,078,321	$3,972,728	$3,552,772	$3,151,347	$2,878,120
Adjustments:
Goodwill	—	12,900	12,900	12,900	12,900
Acquisition intangibles	2,266	2,962	3,658	4,355	5,051
Other intangibles	100	100	100	—	—
Tangible Assets	$4,075,955	$3,956,766	$3,536,114	$3,134,092	$2,860,169
Tangible common equity to tangible assets	4.68%	5.21%	5.65%	5.89%	6.04%

Regulatory Capital

Risk-based capital regulations adopted by the FDIC require banks to achieve and maintain specified ratios of capital to risk-weighted assets. Similar capital regulations apply to bank holding companies over $3.0 billion in assets. The risk-based capital rules are designed to measure "Tier 1" capital (consisting of common equity, retained earnings and a limited amount of qualifying perpetual preferred stock and trust preferred securities, net of goodwill and other intangible assets and accumulated other comprehensive income) and total capital in relation to the credit risk of both on- and off- balance sheet items. Under the guidelines, one of its risk weights is applied to the different on-balance sheet items. Off-balance sheet items, such as loan commitments, are also subject to risk weighting. Applicable bank holding companies and all banks must maintain a minimum total capital to total risk weighted assets ratio of 8.00%, at least half of which must be in the form of core or Tier 1 capital. These guidelines also specify that bank holding companies that are experiencing internal growth or making acquisitions will be expected to maintain capital positions substantially above the minimum supervisory levels.

In order to avoid limitations on distributions, including dividend payments, and certain discretionary bonus payments to executive officers, an institution must hold a capital conservation buffer above its minimum risk-based capital requirements. As of December 31, 2025, the Bank's capital conservation buffer was 5.48% exceeding the minimum of 2.50%. As of December 31, 2025, First Guaranty's capital conservation buffer was 4.52% exceeding the minimum of 2.50%.

In addition, as a result of the legislation, the federal banking agencies have developed a "Community Bank Leverage Ratio" (the ratio of a bank's Tier 1 capital to average total consolidated assets) for financial institutions with assets of less than $10 billion.  A "qualifying community bank" that exceeds this ratio will be deemed to be in compliance with all other capital and leverage requirements, including the capital requirements to be considered "well capitalized" under Prompt Corrective Action statutes. The federal banking agencies may consider a financial institution's risk profile when evaluating whether it qualifies as a community bank for purposes of the capital ratio requirement. The federal banking agencies set the new Community Bank Leverage Ratio at 9%. As of December 31, 2025, the Bank has not elected to follow the Community Bank Leverage Ratio.

At December 31, 2025, we satisfied the minimum regulatory capital requirements and were well capitalized within the meaning of federal regulatory requirements.

	"Well Capitalized Minimums"	As of December 31, 2025	As of December 31, 2024
Tier 1 Leverage Ratio
Bank	5.00%	6.90%	7.82%
Consolidated	5.00%	5.93%	6.42%
Tier 1 Risk-based Capital Ratio
Bank	8.00%	12.24%	11.00%
Consolidated	8.00%	10.52%	9.04%
Total Risk-based Capital Ratio
Bank	10.00%	13.48%	12.11%
Consolidated	10.00%	13.12%	11.73%
Common Equity Tier One Capital Ratio
Bank	6.50%	12.24%	11.00%
Consolidated	6.50%	9.03%	7.87%